UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2013

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Iteris, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on September 23, 2013.  The total number of shares of the Company’s common stock represented in person or by proxy at the meeting was 25,141,585, or 77.4% of the outstanding shares as of the record date for the meeting.  At the meeting, the Company’s stockholders (i) elected the seven persons set forth below under “Proposal One: Election of Directors” to the Company’s Board of Directors, (ii) ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014, (iii) approved, by advisory vote, the compensation of the Company’s named executive officers, and (iv) approved, by advisory vote, three years as the preferred frequency for future advisory votes on the compensation of the Company’s named executive officers.  The detailed voting results on matters submitted to a vote of the stockholders at the meeting were as follows:

Proposal One:  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Char	12,842,336	2,041,056	10,258,193
Kevin C. Daly, Ph.D.	14,540,113	343,279	10,258,193
Gregory A. Miner	13,782,098	1,101,294	10,258,193
Abbas Mohaddes	14,537,231	346,161	10,258,193
Gerard M. Mooney	14,563,925	319,467	10,258,193
Thomas L. Thomas	14,545,824	337,568	10,258,193
Mikel Williams	14,403,024	480,368	10,258,193

Proposal Two:  Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014

For	Against	Abstain	Broker Non-Votes
25,012,938	61,890	66,757	0

Proposal Three:  Approve, by advisory vote, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
12,851,176	1,880,311	151,905	10,258,193

Proposal Four:  Advisory vote on the frequency of conducting advisory votes on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,867,219	153,851	9,602,295	2,260,027	10,258,193

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2013

ITERIS, INC.,
a Delaware corporation

	By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer